UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549

                               SCHEDULE 14A


         Proxy Statement Pursuant to Section 14(a) of the Securities
                   Exchange Act of 1934 (Amendment No.   )

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                         SANTA FE FINANCIAL CORPORATION
                  -----------------------------------------------
                  (Name of Registrant as Specified in Its Charter)

                  -----------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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                        SANTA FE FINANCIAL CORPORATION
                              820 MORAGA DRIVE
                        LOS ANGELES, CALIFORNIA 90049

                                (310) 889-2500

                          ---------------------------


                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON FEBRUARY 23, 2006



To The Shareholders of Santa Fe Financial Corporation:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Santa Fe Financial Corporation ("Santa Fe" or the "Company") will be held on February 23, 2006 at 10:30 A.M. at the Hilton San Francisco Financial District, 750 Kearny Street, San Francisco, CA 94108 for the purpose of considering and acting on the following:

    1. To elect three Directors to serve until the next Annual Meeting or until their successors have been duly elected and qualified.

    2. To ratify the Audit Committee's appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the fiscal year ending June 30, 2006; and

    3. To consider and act upon any other matters that may properly come before the meeting or any adjournments thereof.


The Board of Directors has fixed the close of business on January 12, 2005 as the record date for determining the shareholders having the right to vote at the meeting or any adjournments thereof.

Your proxy is important to us whether you own a few or many shares. Please complete, sign, date and promptly return the enclosed proxy in the self-addressed, postage-paid envelope provided. Return the proxy even if you plan to attend the meeting. You may always revoke your proxy and vote in person.

Dated: January 18, 2006

                                         By Order of the Board of Directors,

                                         /s/ Michael G. Zybala

                                         Michael G. Zybala
                                         Secretary

                         SANTA FE FINANCIAL CORPORATION
                              820 MORAGA DRIVE
                        LOS ANGELES, CALIFORNIA 90049
                                (310) 889-2500


                        ----------------------------
                              PROXY STATEMENT
                        ----------------------------


                       ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD FEBRUARY 23, 2006


The Board of Directors of Santa Fe Financial Corporation (the "Company" or "Santa Fe") is soliciting proxies in the form enclosed with this statement in connection with the Annual Meeting of Shareholders to be held on February 23, 2006 or at any adjournment or adjournments thereof.

This Proxy Statement and the accompanying Proxy are first being sent to Shareholders on or about January 27, 2006. Only shareholders of record at the close of business on January 10, 2006 are entitled to notice of, and to vote at, the Annual Meeting.

If you give us a proxy, you can revoke it at any time before it is used. To revoke it, you may file a written notice revoking it with the Secretary of the Company, execute a proxy with a later date or attend the meeting and vote in person.

You may vote at the Annual Meeting only shares that you owned of record on January 10, 2006. There were 1,241,810 shares of common stock outstanding on that date. A majority, or 620,906 shares will constitute a quorum for the transaction of business at the meeting. Each share is entitled to one vote on each matter to be presented at the meeting. Unless cumulative voting is elected as described under "Election of Directors" below, the affirmative vote of the holders of the majority of the shares of the Company's stock present or represented at the meeting and entitled to vote is required to elect directors and ratify or approve the other item being voted on at this time.

In addition to mailing this material to shareholders, the Company has asked banks and brokers to forward copies to persons for whom they hold stock of the Company and to request authority for the execution of proxies. The Company will reimburse banks and brokers for their reasonable out-of-pocket expenses in doing so. Officers of the Company may, without being additionally compensated, solicit proxies by mail, telephone, telegram or personal contact. All proxy soliciting expenses will be paid by the Company. The Company does not expect to employ anyone else to assist in the solicitation of proxies.

                               PROPOSAL 1

                         ELECTION OF DIRECTORS

The Company's bylaws set the number of directors at three. We propose to elect three directors, each to hold office until the next Annual Meeting of Shareholders and until his or her successor is elected and qualified. The Board of Directors has nominated John V. Winfield, John C. Love and William
J. Nance. The persons named in the enclosed form of proxy will vote it for the election of the nominees listed below unless you instruct otherwise, or a nominee is unable or unwilling to serve. The Board of Directors has no reason to believe that any nominee will be unavailable. However, in that event, the proxy may vote for another candidate or candidates nominated by the Board of Directors.

The California Corporations Code, as applicable to the Company, provides that a shareholder may cumulate votes if a shareholder gives notice, prior to the voting, of an intention to cumulate votes. If such a notice is given, every shareholder may cumulate votes. Cumulating votes means that you can take the total number of votes you have for all directors and distribute them among one or more nominees as you see fit. For example, assume you have 100 shares. We have three directors so you have a total of 3 x 100 = 300 votes. You could give all 300 votes to one person or 150 votes to each of two nominees, or 100 votes to each of three nominees. You can use this power only under the circumstances described herein. If cumulative voting is elected, the enclosed form of proxy gives the proxy discretion to cumulate votes so that he can elect the maximum possible number of the nominees identified below.

Any shareholder executing the enclosed form of proxy may withhold authority to vote for any one or more nominee by so indicating in the manner described in the form of proxy. However, the number of votes authorized by the form of proxy will not be affected and the named proxies could probably offset any such action by using cumulative voting if they thought it necessary. Under the California Corporations Code any shareholder or any person who claims to have been denied the right to vote may apply to a state superior court for a determination of the validity of any election or appointment of any director.


                       DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth certain information with respect to the Directors and Executive Officers of the Company. There is no relationship by blood, marriage or adoption among the Directors and Officers. All Directors serve one year terms with their terms expiring at the Annual Meeting. All Officers of the Company are elected or appointed by the Board of Directors and hold office until the Annual Meeting or until replaced at the discretion of the Board.

                                                                   Shares of
                                                                  Common Stock
                                                                  Beneficially
                                                                    Owned on        Percent
                                Position           Director        January 10,        of
     Name            Age     With the Company        Since            2006           Class(1)
--------------------------------------------------------------------------------------------
John V. Winfield      59     Chairman, President     1995           968,564(2)        78.0%
                             and Chief Executive
                             Officer

William J. Nance      61     Director                1996                 0(3)         0.0%


John C. Love          65     Director                1998                 0(3)         0.0%

Michael G. Zybala     53     Vice President,          N/A                 0            0.0%
                             Secretary and
                             General Counsel

David T. Nguyen       32     Treasurer and            N/A                 0            0.0%
                             Controller
All of the above as a group                                         968,564         78.0%
---------------------------

(1) Based on 1,241,810 voting shares issued and outstanding as of January 10, 2006.

(2) John V. Winfield is the sole beneficial owner of 49,400 shares of common stock. Effective December 31, 2005, The InterGroup Corporation ("InterGroup") converted its 63,600 shares of convertible voting preferred stock into 63,600 shares of common stock. InterGroup is currently is the beneficial owner of 919,164 shares of common stock.
    As the President, Chairman of the Board and a 60.5% shareholder of InterGroup, Mr. Winfield has voting and dispositive power with respect to the shares of Santa Fe owned of record and beneficially by InterGroup.

(3) William J. Nance is a 3.2% beneficial shareholder of InterGroup as well as a Director thereof. John C. Love is also a Director of InterGroup and a 1.1% beneficial shareholder of InterGroup.


Security Ownership of Management in Subsidiary

As of January 10, 2006, Santa Fe was the record and beneficial owner of 505,437 shares of the common stock of Portsmouth Square, Inc. (Portsmouth") and Santa Fe's parent company, InterGroup was the record owner of 60,700 shares of Portsmouth, representing approximately 77.1% of the outstanding common shares of Portsmouth. The President and Chairman of the Board of Santa Fe and InterGroup has voting power with respect to common shares of Portsmouth owned by Santa Fe and InterGroup. No other director or executive officer of Santa Fe has a beneficial interest in Portsmouth's shares.

BUSINESS EXPERIENCE:

The principal occupation and business experience during the last five years for each of the Directors and Executive Officers of the Company are as follows:

John V. Winfield -- Mr. Winfield was first elected to the Board in May of 1995 and currently serves as the Company's Chairman of the Board, President and Chief Executive Officer, having been appointed as such in April 1996.
Mr. Winfield is also the Chairman of the Board, President and Chief Executive Officer of the Company's subsidiary Portsmouth, having held those positions since May of 1996. Mr. Winfield is Chairman of the Board, President and Chief Executive Officer of The InterGroup Corporation ("InterGroup"), a public company, and has held those positions since 1987.

William J. Nance -- Mr. Nance was first elected to the Board in May of 1996. Mr. Nance is also a director of Portsmouth. Mr. Nance is the President and CEO of Century Plaza Printers, Inc., a company he founded in 1979. He has also served as a consultant in the acquisition and disposition of multi-family and commercial real estate. Mr. Nance is a Certified Public Accountant and, from 1970 to 1976, was employed by Kenneth Leventhol & Company where he was a Senior Accountant specializing in the area of REITS and restructuring of real estate companies, mergers and acquisitions, and all phases of real estate development and financing. Mr. Nance is a Director of InterGroup and has held such position since 1984. Mr. Nance also serves as a director of Goldspring, Inc., a public company.

John C. Love -- Mr. Love was appointed a Director of the Company on March 5, 1998. Mr. Love is an international hospitality and tourism consultant based in Orinda, California and a hotel broker. He is a retired partner in the national CPA and consulting firm of Pannell Kerr Forster. Mr. Love has extensive experience in hotel development, acquisition and development. He is chairman emeritus of Golden Gate University in San Francisco. Mr. Love is also a Director of Portsmouth, having first been appointed in March 1998, and a Director of InterGroup, having first been appointed in January 1998.

Michael G. Zybala -- Mr. Zybala was appointed as Vice President and Secretary of the Company on February 20, 1998. He is also Vice President, Secretary and General Counsel of Portsmouth. He also served as the Treasurer of Santa Fe and Portsmouth from May 2000 until February 27, 2003. Mr. Zybala has served as the Company's General Counsel since 1995 and has represented the Company as its corporate counsel since August 1993. Mr. Zybala also serves as Assistant Secretary and counsel to InterGroup and served as InterGroup's Vice President Operations from January 1999 to July 15, 2002.

David T. Nguyen - Mr. Nguyen was appointed as Treasurer of the Company on February 27, 2003. Mr. Nguyen also serves as Treasurer of InterGroup and Portsmouth, having been appointed to those positions on February 26, 2003 and February 27, 2003, respectively. Mr. Nguyen is a Certified Public Accountant and, from 1995 to 1999, was employed by PricewaterhouseCoopers LLP where he was a Senior Accountant specializing in real estate. Mr. Nguyen has also served as the Company's Controller from 1999 to December 2001 and from December 2002 to present.

                       BOARD AND COMMITTEE INFORMATION


Board of Directors:

Santa Fe is an unlisted company and a small business issuer under the rules and regulations of the Securities and Exchange Commission ("SEC"). The majority of its Board of Directors consists of "independent" directors as independence is defined by the applicable rules of the SEC and the National Association of Securities Dealers' ("NASD"). The Board of Directors held four meetings during the 2005 Fiscal Year (in person, telephonically or by written consent). No Director attended (whether in person, telephonically, or by written consent) less than 75% of all meetings held during the period of time he or she served as Director during the 2005 Fiscal Year.

The Board of Directors has not established a formal process for security holders to send communications to the Board of Directors and the Board has not deemed it necessary to establish such a procedure at this time. Historically, almost all communications that the Company receives from security holders are ministerial in nature and are not directed to the Board of Directors. If the Company should receive a security holder communication directed to the Board of Directors, or to an individual director, said communication will be relayed to the Board of Directors or the individual director as the case may be.

The Company does not have any formal policy with regard to board members attendance at annual meetings of shareholders but encourages each director to attend said meetings. All of the Company's directors attended the fiscal 2004 annual meeting of shareholders.


Committees:

Santa Fe has established two standing committees, a Securities Investment Committee and an Audit Committee. The Company does not have any standing nominating or compensation committees of the Board of Directors. Executive compensation is determined by the independent members of the Board. New director nominations, if any, will be considered and determined by the Board of Directors. The Company has no policy with regard to consideration of any director candidates recommended by security holders. As a small business issuer that has more than 78% of its voting securities controlled by one shareholder, the Company has not deemed it appropriate to institute such a policy.

On March 17, 1998, the Company established a Securities Investment Committee to establish guidelines and to review the Company's investment policies. The Committee consists of all the members of the Board, with Mr. Winfield serving as Chairperson. During fiscal 2005, the Securities Investment Committee held four meetings, in person, telephonically or by written consent with, all members attending each meeting.

Santa Fe is an unlisted company and small business issuer under SEC rules. The Company's Audit Committee is currently comprised of Messrs. Nance (Chairperson) and Love, each of whom are independent directors as independence is defined by the applicable rules of the SEC and the NASD, and as may be modified or supplemented. Each of these directors also meets the audit committee financial expert test. The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing: the financial reports provided by the Company to any governmental body or the public; the Company's system of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and the Company's auditing, accounting and financial processes generally. The Audit Committee is responsible for the selection and retention of the Company's independent auditors. The Audit Committee held six meetings during the 2005 Fiscal Year. The Company's Board of Directors has adopted a written charter for the Audit Committee. A copy of that written charter, as amended, is attached as Appendix A to this proxy statement.

            COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and each beneficial owner of more than ten percent of the Common Stock of the Company, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten-percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by the Company, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that during fiscal 2005 all filing requirements applicable to its officers, directors, and greater than ten-percent beneficial owners were complied with.



                           EXECUTIVE COMPENSATION

As a small business issuer, Santa Fe has no compensation committee. Executive officer compensation is set by the independent members of the Board of Directors. Set forth below is a summary compensation table concerning compensation awarded to, earned by, or paid to the Chief Executive Officer ("CEO"), and any qualifying Executive Officers or employees, for all services to the Company and its subsidiaries for fiscal years ended June 30, 2005, 2004 and 2003.



                            SUMMARY COMPENSATION TABLE

                                Annual Compensation
                    ---------------------------------------------
Name and Principal                                              Other Annual
Position                       Year     Salary       Bonus      Compensation
------------------             ----     ---------   ---------   -------------
John V. Winfield               2005    $255,000(1)  $ 61,000(2)   $12,000(3)
Chairman, President and        2004    $240,000(1)  $618,000(2)   $12,000(3)
Chief Executive Officer        2003    $200,000(1)  $654,000(2)   $12,000(3)
$12,000(3)

Michael G. Zybala              2005    $ 63,000(4)  $  6,000      $     -
Vice President, Secretary,     2004    $ 63,000(4)  $      -      $     -
and General Counsel            2003    $ 88,000(4)  $  2,000      $     -
--------------------------


(1) Includes salary received from the Company's subsidiary, Portsmouth, in the amounts of $128,000, $92,000 and $77,000 for the fiscal years 2005, 2004 and 2003 respectively. Does not include compensation received from Santa Fe's parent corporation, InterGroup, of $830,000, $1,729,000 and $948,000 for fiscal years ended June 30, 2005, 2004 and 2003, respectively.

(2) Amounts shown reflect a performance bonus, approved by the disinterested members of the Board of Directors of the Company and its subsidiary Portsmouth based on the results of Mr. Winfield's management of the Company's securities portfolio for the fiscal years ended June 30, 2005, 2004 and 2003. Of the total amount of the bonuses, $4,000 was paid by Portsmouth for fiscal 2005, $407,000 was paid for fiscal 2004 and $411,000 was paid for fiscal 2003.

(3) Amounts shown reflect regular annual director's fees paid by Santa Fe and Portsmouth, each in the amount of $6,000. During fiscal 2005, 2004 and 2003, the Company and Portsmouth also paid combined annual premiums of $42,500 and $42,500, respectively, for a split dollar whole life insurance policy, owned by, and the beneficiary of which is, a trust for the benefit of Mr. Winfield's family. The Company has a secured right to receive, from any proceeds of the policy, reimbursement of all premiums paid prior to any payments to the beneficiary.

(4) Approximately $50,000, $50,000 and $38,000 of Mr. Zybala's salary and bonus was allocated to Portsmouth in fiscal years 2005, 2004 and 2003, respectively. Does not include total compensation received from Santa Fe's parent corporation, InterGroup, of $23,000, $29,000 and $16,000 for fiscal years ended June 30, 2005, 2004 and 2003, respectively.

As a small business issuer, Santa Fe has no compensation committee. Executive Officer compensation is set by disinterested members of the Board of Directors. Santa Fe has no stock option plan or stock appreciation rights for its executive officers. The Company has no pension or long-term incentive plans. There are no employment contracts between Santa Fe and any executive officer, nor is there any termination-of-employment or change-in-control arrangements.

On July 18, 2003, the disinterested members of the Board of Directors established a performance based compensation program for the Company's CEO, John V. Winfield, to keep and retain his services as a direct and active manager of the Company's securities portfolio. The Company's previous experience and results with outside money managers was not acceptable. Pursuant to the criteria established by the Board, Mr. Winfield was be entitled to performance compensation for his management of the Company's securities portfolio equal to 20% of all net investment gains generated in excess of the performance of the S&P 500 Index. Compensation amounts will be calculated and paid quarterly based on the results of the Company's investment portfolio for that quarter. Should the Company have a net investment loss during any quarter, Mr. Winfield would not be entitled to any further performance-based compensation until any such investment losses are recouped by the Company. On February 26, 2004, the Board of Directors amended the performance threshold to require an annualized return equal to the Prime Rate of Interest (as published in the Wall Street Journal) plus 2% instead of the S&P 500 Index, effective with the quarterly period commencing January 1, 2004. This change was made to make the Company's plan be consistent with that established by its parent company, InterGroup. This performance based compensation program may be further modified or terminated at the discretion of the Board.

Internal Revenue Code Limitations
Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), provides that, in the case of a publicly held corporation, the corporation is not generally allowed to deduct remuneration paid to its chief executive officer and certain other highly compensated officers to the extent that such remuneration exceeds $1,000,000 for the taxable year. Certain remuneration, however, is not subject to disallowance, including compensation paid on a commission basis and, if certain requirements prescribed by the Code are satisfied, other performance based compensation. No compensation paid by the Company to its CEO or other executive officers was subject the deduction disallowance prescribed by Section 162(m) of the Code.


                          DIRECTOR COMPENSATION

The bylaws of Santa Fe permit directors to be paid a fixed sum for attendance at each meeting of the Board or a stated salary as director. Each director is paid a fee of $1,500 per quarter for a total annual compensation of $6,000. This policy has been in effect since July 1, 1985. Members of the Company's Audit Committee also receive a fee of $500 per quarter. The Board will review and may adjust Director and Committee Compensation from time to time to assure that the Company can continue to attract and retain qualified directors.


            CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

As of January 10, 2006, Santa Fe and InterGroup own approximately 77.1% of the common stock of Portsmouth, and InterGroup and John V. Winfield, in the aggregate, beneficially own approximately 78% of the common stock of Santa Fe. All of the Company's Directors serve as directors of InterGroup and all three of the Company's Directors serve on the Board of Portsmouth.

Certain costs and expenses, primarily administrative salaries, rent and insurance, are allocated among the Company, its subsidiary, Portsmouth, and parent InterGroup based on management's estimate of the pro rata utilization of resources. During the fiscal years ended June 30, 2005 and 2004, the Company and Portsmouth made payments to InterGroup of approximately $167,000 each year, for administrative costs and reimbursement of direct and indirect costs associated with the management of the Companies and their investments, including the partnership asset.

John V. Winfield, the Company's Chairman and President, and Michael G. Zybala, the Company's Vice President, Secretary and General Counsel, also serve as officers of InterGroup and Portsmouth. Santa Fe and Portsmouth share corporate office space with Santa Fe's parent company, InterGroup. Since all three companies share the same office space, Mr. Winfield and Mr. Zybala can allocate their time between the different companies more efficiently on an as needed basis. Mr. Winfield' time and salary is primarily allocated according to the asset base of the three companies that he oversees. The Company believes that such an allocation is a fair estimate of the actual time Mr. Winfield spends managing the respective companies.
Mr. Zybala's time and salary is allocated based on the amount of time he spends on each company according to their needs. Such an arrangement also results in savings in corporate overhead. For example, Mr. Zybala serves as legal counsel for all three companies and assists with all of their corporate functions including governmental compliance. Mr. Zybala also helps oversee the operations of Santa Fe and Portsmouth, with a primary emphasis on the operations of Portsmouth's hotel asset. By sharing the costs of Mr. Zybala's salary, the companies obtain the full benefit of his services at a fraction of the cost that it would incur by engaging separate counsel or hiring additional personnel.

During each of the fiscal years 2005 and 2004, the Company paid $52,000 in preferred stock dividends to InterGroup.

As Chairman of the Securities Investment Committee, the Company's President and Chief Executive officer, John V. Winfield, directs the investment activity of the Company in public and private markets pursuant to authority granted by the Board of Directors. Mr. Winfield also serves as Chief Executive Officer and Chairman of Portsmouth and InterGroup and oversees the investment activity of those companies. Depending on certain market conditions and various risk factors, the Chief Executive Officer, his family, Portsmouth and InterGroup may, at times, invest in the same companies in which the Company invests. The Company encourages such investments because it places personal resources of the Chief Executive Officer and his family members, and the resources of Portsmouth and InterGroup, at risk in connection with investment decisions made on behalf of the Company.

On July 18, 2003, the disinterested members of the Board of Directors established a performance based compensation program for the Company's CEO to keep and retain his services as a direct and active manager of the Company's securities portfolio. Pursuant to the criteria established by the Board, Mr. Winfield is entitled to performance compensation for his management of the Company's securities portfolio equal to 20% of all net investment gains generated in excess of the performance of the S&P 500 Index. Compensation amounts are calculated and paid quarterly based on the results of the Company's investment portfolio for that quarter. Should the Company have a net investment loss during any quarter, Mr. Winfield would not be entitled to any further performance-based compensation until any such investment losses are recouped by the Company. On February 26, 2004, the Board of Directors amended the performance threshold to require an annualized return equal to the Prime Rate of Interest (as published in the Wall Street Journal) plus 2% instead of the S&P 500 Index, effective with the quarterly period commencing January 1, 2004. For the fiscal years ended June 30, 2005 and 2004, Mr. Winfield was paid performance based compensation of $61,000 and $618,000, respectively. This performance based compensation program may be further modified or terminated at the discretion of the Board.

In December 1998, Board of Directors authorized the Company to obtain whole life insurance and split dollar insurance policies covering the Company's President and Chief Executive Officer, Mr. Winfield. During fiscal years 2005 and 2004, the Company paid annual premiums of $25,500 for the split dollar whole life insurance policy, owned by, and the beneficiary of which is, a trust for the benefit of Mr. Winfield's family. The Company has a secured right to receive, from any proceeds of the policy, reimbursement of all premiums paid prior to any payments to the beneficiary. During fiscal 2005 and 2004, Portsmouth paid annual premiums of $17,000 for a split dollar policy also covering Mr. Winfield.

There are no other relationships or related transactions between the Company and any of its officers, directors, five-percent security holders or their families which require disclosure.


THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF JOHN V. WINFIELD, JOHN C. LOVE AND WILLIAM J. NANCE AS DIRECTORS OF THE COMPANY

                   PRINCIPAL HOLDERS OF EQUITY SECURITIES

The following table shows, as of January 12, 2005, the Common Stock owned by every person owning of record (other than securities depositories), or known by the Company to own beneficially, more than 5% of its outstanding common shares. Any voting securities owned by directors or director nominees are also disclosed under Election of Directors herein.


Name and Address of                Amount and Nature of         Percent
Beneficial Owner                  Beneficial Ownership(1)      of Class(2)
-------------------               ----------------------   ------------------

Guinness Peat Group plc ("GPG")          93,058(3)                 7.5%
 Allied Mutual Insurance
 Services, Ltd. ("AMI")
  First Floor, Times Place
  London SW1Y 5GP, UK

The InterGroup Corporation              919,164                   74.0%
  820 Moraga Drive
  Los Angeles, CA 90049

John V. Winfield                         49,400                    4.0%
  820 Moraga Drive
  Los Angeles, CA 90049

The InterGroup Corporation and          968,564(4)                78.0%
  John V. Winfield as a group
------------------------------

(1) Unless otherwise indicated, and subject to applicable community property laws, each person has sole voting and investment power with respect to the shares beneficially owned.

(2) Percentages are calculated on the basis of 1,178,210 shares of Common Stock issued and outstanding as of January 10, 2006, plus any securities that the person has a right to acquire within 60 days pursuant to options, warrants, conversion privileges or other rights.

(3) Based on their Statement on Schedule 13D (Amendment No. 6) dated June 13, 2001, GPG and its wholly-owned subsidiary AMI claim shared power to vote, or to direct the vote, and to dispose of, or to direct the disposition of, 93,058 shares of Santa Fe's Common Stock owned of record by AMI.

(4) Pursuant to a Voting Trust Agreement dated June 30, 1998, InterGroup has the power to vote the 49,400 shares of Common Stock owned by Mr. Winfield.
As President, Chairman of the Board and a 60.5% shareholder of InterGroup, Mr. Winfield has voting and dispositive power over the shares owned of record and beneficially by InterGroup.

As of January 10, 2006, there were 1,241,810 shares of the Company's Common Stock outstanding, which were held by approximately 305 shareholders of record, with a total of approximately 425 shareholders, including beneficial owners.

Securities Authorized for Issuance Under Equity Compensation Plans.

Santa Fe has no securities authorized for issuance under equity compensation plans.

                               PROPOSAL II

                    Ratification of the Appointment of
                Independent Registered Public Accounting Firm

The Audit Committee of the Board of Directors has appointed the firm of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the fiscal year ending June 30, 2006. Although action of shareholders in this matter is not required, the Audit Committee believes it is appropriate to seek shareholder ratification of this appointment. Ratification requires the affirmative vote of a majority of the shares represented and voted at the Annual Meeting.

PricewaterhouseCoopers LLP has served as the Company's independent registered public accounting firm commencing with the audit for the year ended December 31, 1997. The Board expects that a representative of PricewaterhouseCoopers LLP will be present at the Annual Meeting to respond to appropriate questions from Shareholders, and the Board will provide this representative with an opportunity to make a statement if he or she desires to do so.

THE FOLLOWING REPORT OF THE AUDIT COMMITTEE SHALL NOT BE DEEMED TO BE SOLICITING MATERIAL OR TO BE FILED WITH THE SEC UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934 OR INCORPORATED BY REFERENCE IN ANY DOCUMENT SO FILED.

                          AUDIT COMMITTEE REPORT

The Audit Committee's responsibilities are described in a written charter adopted by the Board of Directors, which is attached as Appendix A to this Proxy Statement. The Audit Committee primary duties and responsibilities are to: serve as an independent and objective party to monitor the Company's financial reporting process and internal control system; appoint and approve the compensation of the Company' independent registered public accounting firm; review and appraise the audit efforts of the Company's independent registered public accounting firm; and provide an open avenue of communications among the independent registered public accounting firm, financial and senior management, and the Board of Directors. During fiscal year ended June 30, 2005, the Company retained its independent registered public accounting firm, PricewaterhouseCoopers LLP, to provide audit and audit related services. There were no fees paid for non-audit services.

The Audit Committee reviewed and discussed the audited financial statements with management and PricewaterhouseCoopers LLP and management represented to the Audit Committee that the consolidated financial statements were prepared in accordance with generally accepted accounting principals. The discussions with PricewaterhouseCoopers LLP also included the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended by FAS No. 90 with respect to quarterly financial statements. The Audit Committee has also received the written disclosures and the letter from PricewaterhouseCoopers LLP regarding its independence as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), which was discussed with PricewaterhouseCoopers LLP.

Based on the Audit Committee's review of the audited financial statements, and the review and discussions with management and PricewaterhouseCoopers LLP referred to above, the Audit Committee recommended to the Company's Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-KSB for the fiscal year ended June 30, 2005 for filing with the Securities and Exchange Commission.

                           THE AUDIT COMMITTEE:
                       WILLIAM J. NANCE, CHAIRPERSON
                              JOHN C. LOVE

Audit Fees:

The aggregate fees billed for each of the last two fiscal years ended June 30, 2005 and 2004 for professional services rendered by PricewaterhouseCoopers LLP, the independent registered public accounting firm for the audit of the Company's annual financial statements and review of financial statements included in the Company's Form 10-QSB or services normally provided by the auditor in connection with statutory and regulatory filings or engagements for those fiscal years, were as follows:

                                              Fiscal Year
                                       -------------------------
                                         2005             2004
                                       --------         --------
               Audit Fees              $ 99,000         $ 81,800
               Audit Related Fees             -                -
               Tax Fees                       -                -
               All Other Fees                 -                -


Audit Committee Pre-Approval Policies

The Audit Committee shall pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent registered public accounting firm, subject to any de minimus exceptions that may be set for non-audit services described in
Section 10A(i)(1)(B) of the Exchange Act which are approved by the Committee prior to the completion of the audit. The Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Committee at its next scheduled meeting. All of the services described herein were approved by the Audit Committee pursuant to its pre-approval policies.

None of the hours expended on the independent registered public accounting firm's engagement to audit the Company's financial statements for the most recent fiscal year were attributed to work performed by persons other than the independent registered public accounting firm's full-time permanent employees.



THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

                             OTHER BUSINESS

As of the date of this statement, management knows of no business to be presented at the meeting that is not referred to in the accompanying notice, other than the approval of the minutes of the last shareholders' meeting, which action will not amount to ratification of the actions taken at that meeting. As to other business that may properly come before the meeting, it is intended that the proxies properly executed and returned will be voted in respect thereof at the discretion of the person voting the proxies in accordance with the best judgment of the person voting the proxies.


                          SHAREHOLDER PROPOSALS
It is presently anticipated that the fiscal 2006 Annual Meeting of Shareholders will be held on or around February 22, 2007. Any shareholder proposals intended to be considered for inclusion in the proxy statement for presentation at the fiscal 2006 Annual Meeting must be received by the Company no later than October 22, 2006. The proposal must be in accordance with the provisions of Rule 14a-8 promulgated by the Securities and Exchange Commission under the Securities Act of 1934. It is suggested that the proposal be submitted by certified mail - return receipt requested.


                      FORM 10-KSB and ANNUAL REPORT


The Annual Report to Shareholders for the 2005 fiscal year accompanies this proxy statement, but is not deemed a part of the proxy solicitation material. A copy of the Company's Form 10-KSB for the fiscal year ended June 30, 2005, as required to be filed with the Securities and Exchange Commission, excluding exhibits, will be mailed to shareholders without charge upon written request to: Michael G. Zybala, Secretary, Santa Fe Financial Corporation, 820 Moraga Drive, Los Angeles, CA 90049. Such request must set forth a good-faith representation that the requesting party was either a holder of record or a beneficial owner of the common stock of the Company on January 10, 2006. The Company's Form 10-KSB and other reports are also available through the Securities and Exchange Commission's world-wide-web site (http://www.sec.gov).




                                     By Order of the Board of Directors

                                     SANTA FE FINANCIAL CORPORATION

                                     Michael G. Zybala
                                     Secretary


Dated: Los Angeles, California
       January 18, 2006

                                  APPENDIX A

                        SANTA FE FINANCIAL CORPORATION

                            AUDIT COMMITTEE CHARTER
                         (As Amended January 18, 2006)

Purpose:
-------

The primary purpose of the Audit Committee is to assist the Board of Directors in fulfilling its responsibility of overseeing management's conduct of the Company's financial reporting process, the Company's systems of internal accounting and financial controls, and the annual independent audit of the Company's financial statements.

In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention and shall have full access to all books, records, facilities and personnel of the Company and the power to retain outside counsel, auditors or other experts for this purpose. The Board and the Committee are in place to represent the Company's shareholders, and the Company's independent registered public accounting firm is ultimately accountable to the Board and the Committee as such representatives of shareholders. It is the responsibility of the Committee to maintain free and open means of communication between the Board, the Company's independent registered public accounting firm and the financial management and internal auditors of the Company.

The Committee shall review the adequacy of this Charter on an annual basis.

Membership:
----------

The Committee shall be comprised of "independent" directors that meet the composition requirements as defined by the rules of the Securities and Exchange Commission ("SEC") and the National Association of securities Dealers ("NASD") as may be modified and supplemented from time to time. Accordingly, all of the members of the Committee will be directors:

     1. Who have no relationship to the Company that may interfere with the exercise of their independence from management and the Company;

     2.  Are not affiliates of the Company;

     3. Do not receive any compensation from the Company other than in the capacity as director; and

     4. Who are financially literate or who become financially literate within a reasonable period of time after appointment to the Committee.

In addition, at least one member of the Committee will be an audit committee financial expert as defined by the Securities and Exchange Commission.

The members of the Committee shall be elected by the Board at the annual meeting of the Board and shall serve until their successors shall be duly elected and qualified. Unless a Chairman of the Committee is elected by the full Board, the members of the Committee may designate a Chairman of the Committee by majority vote of the full Committee Membership.

Meetings:
--------

The Committee shall meet at least four times annually, or more frequently as circumstances dictate. A majority of the members of the Committee shall constitute a quorum for the transaction of business. Minutes of each meeting of the Committee should be recorded by the Secretary to the Committee. Approval by a majority of the members present at a meeting at which a quorum is present shall constitute approval by the Committee. The Committee may also act by unanimous written consent without a meeting. As part of its job to foster open communication, the Committee should meet at least annually with management and the Company's independent registered public accounting firm in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately. In addition, the Committee or at least its Chairman should meet with the Company's independent registered public accounting firm and management quarterly to review the Company's financials consistent with #2 below. The Committee may request any officer or employee of the Company or the Company's outside counsel or the Company's independent registered public accounting firm to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

Key Responsibilities:
--------------------

The Committee's job is one of oversight, and it recognizes that the Company's management is responsible for preparing the Company's financial statements and that the Company's independent registered public accounting firm is responsible for auditing those financial statements pursuant to professional standards. Additionally, the Committee recognizes that financial management has more time, knowledge and detailed information about the Company than do Committee members. Consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company's financial statements or any professional certification as to the outside auditor's work.

The following functions shall be the common recurring activities of the Committee in carrying out its oversight function. These functions are set forth as a guide with the understanding that the Committee may diverge from this guide as appropriate given the circumstances.

     1. The Committee shall review with management and the Company's independent registered public accounting firm the audited financial statements to be included in the Company's Annual Report on Form 10-KSB (or the Annual Report to Shareholders if distributed prior to the filing of the Form 10-KSB) prior to the filing of the Form 10-KSB or, if deemed appropriate, prior to any year-end earnings release. The Committee shall review and consider with Company's independent registered public accounting firm the all matters required to be discussed by Statement of Auditing Standards ("SAS") No. 61, as amended by SAS No.90, by auditors with audit committees.

     2. As a whole, or through the Committee chair, the Committee shall review with the Company's independent registered public accounting firm the Company's interim financial results to be included in the Company's quarterly reports to be filed with Securities and Exchange Commission and the matters required to be discussed by SAS No. 61, as amended by SAS No. 90 with respect to quarterly financial statements. Such review will occur prior to the Company's filing of the Form 10-QSB or, if deemed appropriate, prior to any quarterly earnings releases.

     3. Review disclosures made to the Committee by the Company's CEO and CFO during their certification process for the Form 10-KSB and Form 10-QSB about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company's internal controls.

     4.  The Committee shall:

     (a) request from the Company's independent registered public accounting firm annually a formal written statement delineating all relationships between the independent registered public accounting firm and the Company consistent with Independence Standards Board Standard No. 1;

     (b) discuss with the Company's independent registered public accounting firm any disclosed relationships or services which may impact that firm's objectivity or independence; and

     (c) recommend that the Board take appropriate action in response to the Company's independent registered public accounting firm's report to satisfy itself of that firm's independence.

     5. The Committee shall have the sole authority to appoint or replace the Company's independent registered public accounting firm (subject, if applicable, to shareholder ratification). The Committee shall be directly responsible for the compensation and oversight of the work of the Company's independent registered public accounting firm (including resolution of disagreements between management and the Company's independent registered public accounting firm regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The Company's independent registered public accounting firm shall report directly to the Committee.

     6. The Committee shall preapprove all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the company by its independent registered public accounting firm, subject to the de minimus exceptions for non-audit services described in Section 10A
(i)(1)(B) of the Exchange Act which are approved by the Committee prior to the completion of the audit. The Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant preapprovals of audit and permitted nonaudit services, provided that decisions of such subcommittee to grant preapprovals shall be presented to the full Committee at its next scheduled meeting.

     7. Review and discuss quarterly reports from the Company's independent registered public accounting firm:

     (a) All critical accounting policies and practices to be used.

     (b) All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent registered public accounting.

     (c) Other material written communications between the independent registered public accounting firm and management, such as any management letter or schedule of unadjusted differences.

     8. Periodically consult with the Company's independent registered public accounting firm, out of the presence of management, about internal controls and the fullness and accuracy of the organization's financial statements.

     9. Recommend to the Board policies for the Company's hiring of employees or former employees of the independent registered public accounting firm who participated in any capacity in the audit of the Company.

     10. Discuss with management the Company's use of "pro forma" or "adjusted" non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be done generally (consisting of discussing the types of information to be disclosed and the types of presentations to be made).

     11. Establish regular and separate systems of reporting to the Committee by each of management, the independent registered public accounting firm, and the internal accountants regarding any significant judgments made in management's preparation of the financial statements, and the view of each as to appropriateness of such judgments.

     12. Following completion of the annual audit, review separately with each of management and the independent registered public accounting firm any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

     13. Review any significant disagreement among management and the independent registered public accounting firm in connection with the preparation of the financial statements.

     14. Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

     15. Establish, review, and update periodically a Code of Ethical Conduct, and ensure that management has established a system to enforce this Code.

     16. Review and approve any transactions between the Company and its officers, directors or 5% shareholders.

     17. The Committee shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the Company's independent registered public accounting firm for the purpose of rendering or issuing an audit report and to any advisors employed by the Committee.


Reporting Responsibilities:
--------------------------

The Committee shall prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

The Committee shall prepare such other reports for the full Board of Directors and others as it shall deem necessary to discharge its responsibilities under this Charter.

PROXY
                      SANTA FE FINANCIAL CORPORATION
                PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS
                       TO BE HELD FEBRUARY 23, 2006

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints John V. Winfield and Michael G. Zybala, and each of them, the attorneys, agents and proxies of the undersigned, with full powers of substitution to each, to attend and act as proxy or proxies of the undersigned at the Annual Meeting of Shareholders of Santa Fe Financial Corporation to be held at the Hilton San Francisco Financial District, 750 Kearny Street, San Francisco, CA 94108, on Thursday, February 23, 2006 at 10:30 a.m., and at any and all adjournments thereof, and to vote as specified herein the number of shares which the undersigned, if personally present, would be entitled to vote.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS, AND "FOR" RATIFICATION OF THE RETENTION OF INDEPENDENT AUDITORS. THE PROXY, WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, IT WILL BE VOTED "FOR" THE ELECTION OF DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS AND "FOR" RATIFICATION OF THE RETENTION OF INDEPENDENT AUDITORS.

                  PLEASE SIGN AND DATE ON REVERSE SIDE

-----------------------------------------------------------------------------

1. Election of Directors: [ ] FOR all nominees listed
                              below (except as indicated)

                          [ ] WITHHOLD AUTHORITY to vote
                              for all nominees listed below

                          [ ] EXCEPTIONS
                              Director

Nominees:  John V. Winfield, John C. Love and William J. Nance.

(INSTRUCTIONS: To withhold authority to vote for any one individual nominee, mark the "Exceptions" box and write that nominee's name on the space below.)

Exceptions:
----------------------------------------------------------------------------

[ ] FOR  [ ] AGAINST  [ ] ABSTAIN   2. RATIFICATION OF RETENTION OF
                                       PRICEWATERHOUSECOOPERS LLP as the
                                       independent auditors for the Company
                                       for the fiscal year ending June 30,
                                       2006.

                                    3. OTHER BUSINESS. In their discretion,
                                       the proxies are authorized to vote
                                       upon such other business as may
                                       properly come before the meeting and
                                       at any and all adjournments thereof.
                                       The Board of directors at present
                                       knows of no other business to be
                                       presented by or on behalf of the
                                       Company or the Board of Directors
                                       at the meeting.

[ ] Mark here for address change       I (WE) WILL [ ]  WILL NOT [ ]  ATTEND
    and note below.                    THE MEETING IN PERSON

                                       The undersigned hereby ratifies and
                                       Confirms all that the attorneys and
                                       proxies, or any of them, or their
                                       substitutes shall lawfully do or cause
                                       to be done by virtue hereof, and
                                       hereby revokes any and all proxies
                                       heretofore given by the undersigned to
                                       vote at the meeting. The undersigned
                                       acknowledges receipt of the Notice of
                                       Annual Meeting and the Proxy Statement
                                       accompanying such notice.


                                       Dated: _________________________, 2006

                                              _______________________________
                                                         Signature

                                              _______________________________
                                                         Signature

                                       Please date this proxy card and sign
                                       above exactly as your name appears on
                                       this card. Joint owners should each
                                       sign personally. Corporate proxies
                                       should be signed by an authorized
                                       officer. Executors, administrators,
                                       trustees, etc., should give their full
                                       titles.